Exhibit 99.2

NEWS RELEASE

For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com	100 Pearl Street Hartford CT 06103 www.virtus.com

Two Executives from BMO Financial Group
Named to Virtus Investment Partners Board

Hartford, CT, February 4, 2009 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), a diversified asset management company, today announced that Barry M. Cooper and Ross F. Kappele, executives at investment management subsidiaries of BMO Financial Group (NYSE, TSX: BMO), have been appointed to the Virtus Board of Directors.

Cooper is chairman of Jones Heward Investment Counsel, the Canadian institutional investment management division of BMO Financial Group.  Kappele is president of Guardian Group of Funds Ltd., part of BMO Financial’s Private Client Group, which provides wealth management services in Canada and the United States.

“Barry and Ross are seasoned executives whose depth of experience in asset management further strengthens the already broad industry background of the members of the Virtus board,” said George R. Aylward, Virtus’ president and chief executive officer.  “The addition of these two directors will provide Virtus with valuable perspective and insight as we focus on building on our core strengths of solid investment management capabilities, active product management and development, and broad distribution.”

With the new directors, the Virtus board expands to nine members.  Cooper and Kappele were appointed to the board of Virtus under terms of the minority investment in Virtus by Harris Bankcorp Inc., a U.S. subsidiary of BMO Financial.  Harris acquired $45 million in convertible preferred stock, representing a 23 percent equity position in Virtus.

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Virtus Investment Partners, Inc.    2

Virtus has had a business relationship with Harris since 2006 when Virtus became the investment adviser, distributor and administrator of the Harris Insight(R) Funds and retained Harris Investment Management Inc., a subsidiary of Harris Bankcorp, as sub-adviser to 15 of the Insight Funds and several Virtus Mutual Funds.  Harris Investment Management is Virtus’ largest sub-adviser and manages more than $5.8 billion in mutual fund assets for Virtus.

Cooper has been with BMO Financial’s BMO Nesbitt Burns subsidiary, a full-service investment firm, since 1969.  He was responsible for developing and managing many of the firm’s businesses, including its Private Client, Money Management, and Institutional Equity divisions, as well as the equity trading and the research departments.  He was part of BMO Nesbitt Burns’ management team as vice chairman and a member of the executive, management, advisory, and audit committees.

Kappele began his career in the investment management industry in 1987 in institutional equity sales at Midland Capital Corp. of Toronto.  Following several years in sales management for the Hyperion Group of Funds, he joined Baring Asset Management prior to taking sales leadership positions at Guardian Group of Funds Ltd.  He served as Guardian’s senior vice president of sales from 2000 to 2007 and was named president of Guardian in February, 2007.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) provides investment management products and services to individuals and institutions.  It operates a multi-manager asset management business, comprising a number of individual affiliated managers, each with a distinct investment style, autonomous investment process and individual brand.  Investors have an array of needs and Virtus Investment Partners offers a variety of investment styles and multiple disciplines to meet those needs.  Additional information can be found at www.virtus.com.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.    3

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties.  Virtus Investment Partners, Inc. (“Virtus”) intends for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions.  Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the company.  They are not guarantees of future performance.  Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which for Virtus include, among others: (a) the effects of recent adverse market and economic developments on all aspects of its business;  (b) the poor performance of the securities markets; (c) the poor relative investment performance of some of its asset management strategies and the resulting outflows in its assets under management; (d) the inadequate performance of third-party relationships; (e) the withdrawal of assets from its management; (f) the impact of its separation from The Phoenix Companies, Inc.; (g) its ability to attract and retain key personnel in a competitive environment; (h) the ability of independent trustees of its mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with it; (i) the possibility that its goodwill or intangible assets could become impaired, requiring a charge to earnings; (j) the strong competition it faces in its business from mutual fund companies, banks and asset management firms; (k) the lack of availability of additional financing; (l) potential adverse regulatory and legal developments; (m) the difficulty of detecting misconduct by its employees, sub-advisors and distribution partners; (n) changes in accounting standards; (o) the difficulty in successfully completing future acquisitions; and (p) other risks and uncertainties described herein or in any of its filings with the SEC. Virtus does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com